                                                                    EXHIBIT 10.3

                            NON-COMPETITION AGREEMENT

      Non-Competition Agreement (the "Agreement") made as of the 4th day of January, 1999 by and between PHOENIX COLOR CORP., a Delaware corporation ( the "Company") and Wayne L. Sorensen ("WLS").

                                    RECITALS

      A. WLS has been an officer, director and a principal shareholder of Mid-City Lithographers, Inc. ("Mid-City") for a substantial period, has been active in the management and business operations of Mid-City, and has acquired special expertise and knowledge in connection therewith.

      B. The Company is acquiring all of the issued and outstanding shares of Mid-City, pursuant to an Acquisition Agreement dated November 30, 1998 (the "Acquisition Agreement") among the Company, WLS and other parties.

      C. WLS does not desire to continue active employment with Mid-City or the Company, and the parties desire to set forth the terms and conditions under which WLS will henceforth refrain from engaging in any activities competitive with the business of Mid-City and the Company.

      NOW, THEREFORE, in consideration of the mutual undertakings set forth in this Agreement and the sum of $10.00 and other valuable consideration paid and given by each party to the other, receipt of which is hereby acknowledged, the parties agree as follows:

      1. Non-Competition. For a period of one year after the date hereof, WLS will not directly or indirectly (whether as employee, director, owner, stockholder, consultant, partner or otherwise) own, manage, control, participate in, consult with or render services for any person or entity engaged in, or in any manner undertake activities which would constitute engaging in, the business of manufacturing, printing, assembling or otherwise supplying book covers, case covers, dust jackets, inserts, end papers or complete books anywhere in the United States; provided, however, that the ownership by WLS and any member of his immediate family of less than 5% of the issued and outstanding capital stock of any corporation which is publicly traded shall not be deemed a violation of this Section 1, unless WLS or any member of his immediate family is an officer, director or employee of such corporation.

      2. Payment. In consideration of WLS's undertaking as set forth in the preceding paragraph, the Company agrees to pay WLS the sum of $160,000, in the form of twelve (12) equal consecutive monthly payments in the amount of $13,333.33 each, commencing on January 31, 1999 and continuing on the last day of each month thereafter, until paid in full; provided, however, that, in the event of the failure, refusal or inability of WLS to comply with the indemnification provisions of the Acquisition Agreement and/or the non-payment of any bona fide Company indemnification claims from the Escrow Fund (by reason of exhaustion of such Escrow Fund or otherwise) as defined and provided for in the Acquisition Agreement, the Company shall have the right to withhold and offset, up to the amount of its claims for such indemnification, any sums due to WLS under this Section 2, with notice of any such offset to be given to WLS.

      3. Confidentiality. In view of the fact that WLS has had access to Confidential Information (as defined below) of Mid-City, WLS agrees to keep secret and retain in the strictest confidence all such information, as follows:

            (a) "Confidential Information" means any and all proprietary or non-public information relating to Mid-City and its business, including, but not limited to, customer lists and profiles, product pricing and pricing methods, vendor lists, information on costs and markups, marketing, sales and distribution plans and information, lists of employees and representatives, information on compensation of personnel, operational methods, financial statements, credit and financing plans, expansion plans and the like; provided, however, that Confidential Information shall not include information that (i) is independently developed by WLS without use of or reliance on any Confidential Information; (ii) WLS lawfully obtains from any third party who has not unlawfully obtained such information; (iii) is published or generally disclosed to the public by Mid-City or the Company; or (iv) is otherwise in the public domain.

            (b) WLS will not, at any time directly or indirectly, use, communicate, disclose or disseminate any Confidential Information in any manner whatsoever, except as may be required under legal process by subpoena or other court or administrative order.

      4. Injunctive Relief.

            4.1 The parties hereby acknowledge and agree that (i) the Company may be irreparably injured in the event of a breach by WLS of any of his obligations under this agreement, (ii) monetary damages will not be an adequate remedy for any such breach, and (iii) the Company will be entitled to injunctive relief, without the necessity of posting a bond, in addition to any other remedy which it may have in the event of any such breach.

            4.2 The right of the Company to obtain injunctive relief shall be independent of, and separately enforceable from, all other rights and remedies of the Company available under law or in equity.

      5. Limitation or Reduction of Undertaking. If any of the provisions contained in this Agreement or any part thereof is held to be unenforceable because of the duration of such provision or the area covered thereby, the court making such determinations shall have the power to reduce the duration and/or area covered by such provision to the extent required to render such provision enforceable.

      6. Miscellaneous Provisions.

            6.1 This Agreement shall be deemed to be made under and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed in such state, and without reference to any conflict of law provisions. The parties agree that any claims arising hereunder shall be brought in court of general jurisdiction in the County and State of New York, and waive any objection to the jurisdiction of such court.

            6.2 Any notices required or permitted under this Agreement shall be in writing and shall be given by registered or certified mail, return receipt requested, by personal delivery or by overnight express delivery service, addressed to the respective parties at the address which each has designated for such purpose.

            6.3 This Agreement shall inure to the benefit of the Company and its successors but is not assignable except with the written consent of both parties.

            6.4 This Agreement constitutes and expresses the whole agreement of the parties in reference to its subject matter. In the event of any conflict between the provisions of this Agreement and the Acquisition Agreement, the provisions of the Acquisition Agreement shall take precedence. The rights and remedies of the parties hereunder shall not be exclusive and shall supplement and be in addition to the rights and remedies available to each of them by contract, at law or in equity or otherwise and all such rights and remedies (hereunder or otherwise) may be exercised singly, concurrently or successively. This Agreement may not be amended, modified or supplemented except by a writing signed by each of the parties hereto.

            6.5 In case any one or more of the covenants, agreements, provisions or terms contained in this Agreement shall be invalid, illegal or unenforceable in any respect, the validity of the remaining covenants, agreements, provisions or terms contained herein shall be in no way affected, prejudiced or disturbed thereby.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

                               PHOENIX COLOR CORP.

                               By: /s/ Edward Lieberman
                                   -------------------------------
                                       Authorized Officer

                                   /s/ Wayne L. Sorenson
                                   -------------------------------
                                       Wayne L. Sorensen